UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 26, 2005

Blast Energy Service, Inc.

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

333-64122	22-3755993
(Commission File Number)	(I.R.S. Employer Identification No.)

14550 Torrey Chase Boulevard, Suite 330 Houston,
Texas	77014-1022
(Address of Principal Executive Offices)	(Zip Code)

(281) 453-2888

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Blast Energy Services, Inc (“Blast Energy”) and Maxim TEP, Inc. (“Maxim”) have entered into an amended contract on July 18, 2005, which resulted in $225,000 increase in the value of original Assignment of License Agreement (“Assignment”) dated March 8, 2005. The entry into the Assignment was previously disclosed by Blast Energy on a Form 8-K filed with the Securities and Exchange Commission on March 14, 2005. The terms of the original Assignment required Maxim to make a $500,000 payment on June 3, 2005 and any delay of payment beyond a ten day period of the contracted payment date will cause a default of the contract which can be cured during a 45 day grace period if Maxim makes a payment of $550,000 before the grace period expires. As of the date of the first amendment, Maxim had paid $200,000 towards the June 3, payment and was at the end of the grace period. The amendment extended the grace period by seven days and increased the final payment due on September 2, 2005 from $400,000 to $500,000. The second amendment, which was entered into on July 21, 2005, corrected an error in the first amendment regarding the amount and established a delinquency fee of $25,000 due upon signing of the second amendment and required a payment of $400,000 by July 25, 2005 to cure the Assignment. The third amendment, which was entered into on July 25, 2005, established an additional delinquency fee of $50,000 in order to extend the required payment of $400,000 to July 29, 2005.

On July 15, 2005, Blast Energy entered into an agreement to develop it’s initial abrasive jetting rig with Berg McAfee Companies, LLC (“BMC”), a major shareholder. The arrangement involves two loans for a total of $1 million to fund the completion of the initial rig and sharing in the expected rig revenues for a ten-year period. To date, Blast Energy has received $500,000 in funding under this agreement and is scheduled to receive the balance in several payments before the end of September 2005. Previously announced negotiations to develop up to five abrasive jetting rigs in a profit sharing agreement with Advanced Drilling Systems did not materialize. Under the terms of the loan agreement with BMC, cash revenues will be shared on the basis of allocating 90 percent to Blast Energy and 10 percent to BMC for a ten-year period following repayment. After ten years, Blast Energy will receive all of the revenue from the rig. The loan, which has a senior and subordinated structure, carries an average interest rate of 7.4 percent, and the senior portion is due September 15, 2006 and the subordinated portion is due September 30, 2006. BMC also has the option to fund an additional three rigs under these commercial terms.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1	First Amendment to the Assignment of License Agreement dated July 18, 2005 by and among Blast Energy Services, Inc. and Maxim TEP, Inc.

10.2	Second Amendment to the Assignment of License Agreement dated July 21, 2005 by and among Blast Energy Services, Inc. and Maxim TEP, Inc.

10.3	Third Amendment to the Assignment of License Agreement dated July 25, 2005 by and among Blast Energy Services, Inc. and Maxim TEP, Inc.

10.4	$800,000 Secured Promissory Note dated July 15, 2005 by and among Blast Energy Services, Inc. and Berg McAfee Companies, LLC.

10.5	$200,000 Secured Subordinated Promissory Note dated July 15, 2005 by and among Blast Energy Services, Inc. and Berg McAfee Companies, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLAST ENERGY SERVICES, INC.
(Registrant)

Dated: July 26, 2005	By:	/s/ David M, Adams
David M, Adams
Chief Operating Officer

Dated: July 26, 2005	By:	/s/ John O’Keefe
John O’Keefe
Chief Financial Officer

INDEX TO EXHIBIT

Exhibit No.	Description
10.1	First Amendment to the Assignment of License Agreement dated July 18, 2005 by and among Blast Energy Services, Inc. and Maxim TEP, Inc.

10.2	Second Amendment to the Assignment of License Agreement dated July 21, 2005 by and among Blast Energy Services, Inc. and Maxim TEP, Inc.

10.3	Third Amendment to the Assignment of License Agreement dated July 25, 2005 by and among Blast Energy Services, Inc. and Maxim TEP, Inc.

10.4	$800,000 Secured Promissory Note dated July 15, 2005 by and among Blast Energy Services, Inc. and Berg McAfee Companies, LLC.

10.5	$200,000 Secured Subordinated Promissory Note dated July 15, 2005 by and among Blast Energy Services, Inc. and Berg McAfee Companies, LLC.